Exhibit 99.1

Worksport Set to Launch Innovative SOLIS & COR System This Summer, Providing Options for Partnerships with Tesla, GM, and Ford.

West Seneca, New York, March 6, 2024 – Worksport Ltd. (Nasdaq: WKSP) (“Worksport” or the “Company”), a manufacturer of truck beds and solar-integrated tonneau covers for pickup trucks, is excited to announce the anticipated summer launch of its revolutionary SOLIS Solar Cover and COR Battery System. The SOLIS Cover is expected to be available for major brands including the Ford Motor Company (“Ford”), the General Motors Company (“General Motors or “GM”) and the Hyundai Motor Company (“Hyundai”). Also, with immense popularity, Tesla, Inc. (“Tesla” or “Cybertruck”) with the Tesla Cybertruck could, one day, become an ideal candidate for the Worksport SOLIS and COR bundle, as the Tesla Cybertruck reaches mass market through increased deliveries. The innovative SOLIS and COR duo is on track for its scheduled release, promising to deliver an unparalleled off-grid power solution perfect for pickup truck users who enjoy camping, remote work, sports, and various outdoor activities. There also is a large market opportunity for both COR and SOLIS products for light trucks and those who work within military, law enforcement, and first responders within North America and globally.

The benefits and applications for the SOLIS Solar Cover, coupled with the COR Battery System, are designed to transform the utility of pickup trucks by offering off-grid power, allowing over 60 million pickup trucks just in the USA alone to become traveling microgrids. Further, in future partnerships with EV manufacturers, the SOLIS Cover itself can provide additional electric driving range and charging capabilities directly from the sun. Worksport currently has open conversations with multiple OEM vehicle brands and has previously announced the production of prototypes for Hyundai. In addition to applications in pickup trucks such as Ford and General Motors, Worksport engineering departments are exploring new truck compatibility for future additional application coverage which could, one day, include Tesla and the Tesla Cybertruck. Fitment of the Worksport SOLIS with the Tesla Cybertruck is yet to be determined, but possible. A direct partnership between Worksport and Tesla would further integration of the SOLIS to be able to passively charge the Cybertruck. However, as an aftermarket add-on accessory, the SOLIS and the COR system would provide unparalleled utility for portable, mobile, solar energy away from the power grid.

No pickup truck necessary. The Worksport COR Portable Energy Storage System, the Company’s highly anticipated mobile battery power generator system, is also planned to be offered to the domestic and global consumer market, not just pickup truck owners. The COR System can be recharged by any wall outlet or any solar panels, allowing the COR System to be used by anyone, anywhere, to power almost anything. This plan opens Worksport’s addressable market from 60 million pickup truck owners to the coveted global market for consumer electronic devices. The COR System will be one of very few power electronic devices that will be fully designed and produced within North America (using foreign and domestically sourced components). The Company believes North American innovation paired with local manufacturing will make the Worksport COR system among the best and most innovative mobile battery power generators ever released. With exclusive features such as modular batteries, for limitless power, and hot swap features and a clever built in uninterrupted power supply. This innovative power supply is to allow batteries to be changed and recharged without losing power to appliances connected and operating from the COR device.

As the launch date approaches, Worksport is pleased to report that nearly all components for the COR Alpha Release have arrived and are currently undergoing rigorous testing. While results are pending, initial tests appear promising, indicating that the product is likely to meet and exceed expectations. Prior to full market release this summer, the COR System will first have an Alpha Release for real consumer testing to ensure a successful market release.

Concurrently, prototypes of the SOLIS Solar Cover are in development and will be tested on different truck brands, including Hyundai, Ford, General Motors, Stellantis RAM, and more. Worksport’s manufacturing facility in Buffalo, New York, is producing the Company’s state-of-the-art innovative hard-folding covers, which serve as the base for the SOLIS Solar Cover and contribute to the Company’s current revenue growth. Worksport recently announced compatibility of its hard-folding covers with a wide range of popular truck models, including RAM by Stellantis, General Motors brands GMC and Chevrolet, Ford, Jeep by Stellantis, Nissan, and Toyota.

Steven Rossi, CEO of Worksport, comments on the journey toward this landmark release: “We have faced enormous challenges, including delays caused by issues that have affected supply chains across the globe. Despite these obstacles, our team’s dedication and hard work have kept us on track to deliver, and we now feel confident about releasing the SOLIS Solar Cover and the COR Battery System this summer to consumers. The SOLIS and COR duo embody our commitment to innovation and our vision for a more sustainable future.”

The impending release of the SOLIS Solar Cover and COR Battery System marks a significant milestone for Worksport as it continues to push the boundaries of automotive accessory technology, providing customers with smart, eco-friendly solutions for their energy needs. The Company is positioning itself in renewable energy for a better tomorrow.

OEM’s (such as those named above), dealers, and distributors with interest in exploring integration of Worksport’s products with specific vehicles are encouraged to email sales@worksport.com with any inquires.

For more information about Worksport Ltd., the SOLIS Solar Cover, and the COR Battery System, please visit investor.worksport.com.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport currently maintains an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses the Accounts to announce Company news and other information. The information shared on the Accounts could be deemed to be material information. As a result, the Company encourages investors, the media, and others to review the information the Company publishes on the Accounts.

In order to comply with Regulation FD, the Company does not selectively disclose material non-public information on any Account. If there is any significant financial information, it is the policy of the Company to release it broadly to the public through a press release or SEC filing prior to publishing it on one of the Accounts.

For additional information, please contact: Steven Obadiah, Investor Relations, Worksport Ltd.

T: 1 (888) 554 8789 E: investors@worksport.com W: www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.